   As filed with the Securities and Exchange Commission on September 3, 1996
                                                 Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ________________

                          F.F.O. FINANCIAL GROUP, INC.
               (Exact name of registrant as specified in charter)


          FLORIDA                                              59-2899802
(State or other Jurisdiction                                (I.R.S. Employer
 if incorporation or other                               Identification Number)
       organization)

                              2013 LIVE OAK BLVD.
                            ST. CLOUD, FL 34771-8462
          (Address of principal executive offices, including zip code)

                          F.F.O FINANCIAL GROUP, INC.
                    KEY EMPLOYEE STOCK COMPENSATION PROGRAM
                            (Full Title of the Plan)

                           JAMES B. DAVIS, PRESIDENT
                          AND CHIEF EXECUTIVE OFFICER
                              2013 LIVE OAK BLVD.
                            ST. CLOUD, FL 34771-8462
                    (Name and Address of Agent For Service)

                                 (407) 892-1200
         (Telephone Number, Including Area Code, of Agent for Service)

                                ________________

                                    Copy to:
                                JOHN P. GREELEY
               SMITH, MACKINNON, GREELEY, BOWDOIN & EDWARDS, P.A.
                      255 SOUTH ORANGE  AVENUE, SUITE 800
                     ORLANDO, FLORIDA 32801  (407) 843-7300

                        CIRCULATION OF REGISTRATION FEE



==============================================================================================================
       Title of
      Securities              Amount           Proposed Maximum      Proposed Maximum
         to be                 to be            Offering Price           Aggregate            Registration
      Registered          Registered (1)           Per Share          Offering Price              Fee
- --------------------------------------------------------------------------------------------------------------
 Common Stock,
 $.10 par value               174,363                $2.00 (3)           $349,065                  $120.37
- --------------------------------------------------------------------------------------------------------------
 Common Stock,
 $.10 par value                67,137 (2)           $3.125 (4)           $209,803                  $ 72.35
- --------------------------------------------------------------------------------------------------------------
        Total                 241,500                                    $558,868                  $192.72
==============================================================================================================


(1) Together with an indeterminant number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Key Employee Stock Compensation Program as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of F.F.O. Financial Group, Inc.

(2) Represents the number of shares currently reserved for issuance pursuant to the Key Employee Stock Compensation Program.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h). The Maximum Offering Price Per Share for the 174,363 shares of Common Stock currently covered is equal to the average exercise price for the outstanding options.

(4) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(c). The Maximum Offering Price Per Share for the 67,137 shares for which stock options or stock appreciation rights have not been granted is equal to the closing sales price on the National Association of Securities Dealers Automated Quotation National Market System on August 27, 1996.

                          F.F.O. FINANCIAL GROUP, INC.


THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED ON FORM S-8 UNDER THE SECURITIES ACT OF 1933.

Set forth below is certain information required to be delivered to participants in the F.F.O. Financial Group, Inc. Key Employee Stock Compensation Program (the "Program") pursuant to Rule 428 of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Securities Act"):


ITEM 1.  PLAN INFORMATION

         (a)     General Plan Information.

                 (1) The title of the Plan is the "F.F.O. Financial Group, Inc. Key Employee Stock Compensation Program" and the registrant whose securities are to be offered pursuant to the Program is F.F.O. Financial Group, Inc., a Florida corporation having its principal corporate offices at 2013 Live Oak Blvd., St. Cloud, Florida 34771-8462 (the "Company" or "Registrant"). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Program, a copy of which is attached as Exhibit "A" hereto and incorporated by reference herein.

                 (2) The Program was adopted by the Board of Directors of the Company in 1988 and was approved by the stockholders of the Company in April 1989. All eligible employees of the Company and First Federal Savings and Loan Association of Osceola County (the "Association") and subsidiaries thereof are entitled to participate in the Program.

                 Four kinds of rights, evidenced by four plans, are contained in the Program and are available for grant: incentive stock options (Plan I), compensatory stock options (Plan II), stock appreciation rights (Plan III), and performance share awards (Plan IV). An aggregate of 241,500 shares of authorized but unissued Common Stock of the Company has been reserved for issuance pursuant to the Program, subject to modification or adjustment to reflect changes in the Company's capitalization. No person can create a lien on any securities held under the Program.

Purpose

         The purpose of the Program is to advance the interests of the Company and its stockholders by enabling the Company, the Association and other subsidiaries of the Company

(which are collectively referred to, unless the context otherwise requires, as the "Company") to attract and retain superior personnel for positions of substantial responsibility. The successful conduct of the Company's business is largely dependent upon the judgment, initiative and efforts of the Company's officers and key employees, and the Program provides such persons with an opportunity to receive greater rewards for their efforts and the incentive advantages inherent in ownership of the Company's stock.

Eligibility

         All officers and full-time employees of the Company are eligible to be granted stock options, stock appreciation rights and performance share awards under the Program. Directors who are not full-time, salaried employees of the Company are only eligible to participate in Plan II of the Company. Stock options, stock appreciation rights and performance share awards may be granted to those employees who, in the determination of the Program Administrators, are largely responsible through their judgment, ability and special efforts for the successful conduct of the operation of the Company.

Stock Options (Plans I and II)

         Options granted under Plan I of the Program are intended to qualify as "incentive stock options" as defined in the Internal Revenue Code of 1986, as amended ("Code"). Options granted under Plan II of the Program are nonstatutory stock options ("compensatory options"). As described below, the tax treatment differs substantially with respect to the two types of options. See " -- Federal Income Tax Consequences."

         An incentive option is defined in the Code as an option granted to an employee in connection with his or her employment to purchase stock in the Company (or its parent or subsidiary) and which satisfies certain conditions. The incentive option must be granted pursuant to a plan specifying the aggregate number of shares to be issued and the employees, or class of employees, eligible to receive options. The Program must be approved by the stockholders of the granting corporation within 12 months of the date of adoption of the Program. The incentive stock option price must be not less than the fair market value of the stock at the date of the grant and must be granted within ten years from the date of adoption of the Program. By its terms, the incentive stock option must not be exercisable after ten years from the date it is granted. Finally, the Code requires that the aggregate fair market value (determined at the time the options are granted) of the Common Stock with respect to which incentive stock options are first exercisable by any optionee during any calendar year may not exceed $100,000.

         Incentive and compensatory options are exercisable during the period specified in each option agreement; however, no expiration date may be later than the 10th anniversary of the date on which the option was granted. Each incentive option is subject to being exercisable in installments pursuant to a schedule designated by the Program Administrators and, to the extent not exercised, will accumulate. In the event of a change in control of the Company, as defined in the Program, all options previously granted may become immediately exercisable notwithstanding any existing installment limitation. Under such circumstances, options may be exercised until the agreement changing control is consummated. If employment is terminated due to disability, the Program Administrators may allow the options to be exercised within one year after the date of such termination of employment. If employment is terminated by reason of death or if the optionee dies within three months after ceasing to be an employee, the person or persons to whom the optionee's rights under the option pass by will or by the laws of descent and distribution also will have one year to exercise the options to the extent they were exercisable at the optionee's death. If the employment or services of an optionee terminate for any other reason, his or her options will expire upon such termination, except that in the discretion of the Program Administrators, such options may be exercised for three months following termination to the extent exercisable on the date of termination of employment. In no event, however, will the exercise period extend beyond the original expiration date of the option.

         The option price per share for incentive stock options granted under the Program may not be less than the fair market value of the Common Stock on the date of the grant. The option price per share for compensatory stock options may be below the fair market value of the Common Stock on the date of the grant. Neither incentive nor compensatory stock options granted under the Program are transferable or assignable other than by will or by the laws of descent and distribution and may be exercised during the lifetime of an optionee only by the optionee. Payment for shares purchased under the Program may be made either in cash or, at the sole discretion of the Program Administrators, by exchanging shares of Common Stock of the Company with a fair market value equal to the option price or shares of Common Stock of the Company with a fair market value less than the total option price plus cash for any difference.

         The granting of a stock option does not confer upon the optionee any right to remain in the employ of the Company. The optionee will have no dividend or voting rights with respect to the shares until the option price has been paid in full upon exercise.

Stock Appreciation Rights (Plan III)

         Under Plan III of the Program, the Program Administrators may, in their sole discretion, accept surrender of the right to exercise any incentive stock option or compensatory stock option by an optionee in return for payment by the Company to the optionee of cash or, subject to certain conditions, Common Stock of the Company in an amount equal to the excess of the fair market value of the shares of Common Stock subject to the option at the time over the option price of such shares, or a combination of cash and Common Stock. An optionee may exercise such stock appreciation rights only during the period beginning on the third business day following the release of certain quarterly or annual financial information and ending on the 12th business day following such date.

         Upon the exercise of a stock appreciation right, the stock option to which it relates terminates with respect to the number of shares as to which the right is so exercised.

Conversely, upon the exercise of a stock option, any related stock appreciation right shall terminate as to any number of shares subject to the right that exceeds the total number of shares for which the stock option remains unexercised. With respect to options granted under Plan I, stock appreciation rights must be granted concurrently with the stock options to which they relate. With respect to options granted under Plan II, stock appreciation rights may be granted concurrently or at any time thereafter which is prior to the exercise or expiration of such options. The holder of a stock appreciation right may not transfer or assign the right otherwise than by will or in accordance with the laws of descent and distribution.

         Plan III of the Program also contains a provision giving the Program Administrators discretion to grant "limited stock appreciation rights" in tandem with stock options in the event there is an "Offer." An "Offer" is defined to mean a tender offer or exchange offer for shares of the Company's capital stock, provided that the person making the Offer acquires shares of the Company's capital stock pursuant to such Offer. The limited stock appreciation right would be exercisable between the first and 30th day following the expiration date of the Offer, but could not be exercised on a date less than six months after the date the limited stock appreciation right was granted. In general, with respect to determining the value of the limited stock appreciation right, the fair market value of the shares to which the right relates is determined to be the highest price per share paid in any Offer that is in effect at any time during the period beginning on the 60th day prior to the date on which the limited stock appreciation right is exercised and ending on such exercise date.

         In addition, Plan III of the Program contains a provision giving the Program Administrators discretion to grant naked stock appreciation rights ("naked rights"). Naked rights would be awarded for a period of up to five years or such shorter period of not less than six months, as determined by the Program Administrators. At the end of such designated period, a participant would receive an amount equal to the appreciation in market value of his or her naked rights. The market value of naked rights held by a participant at the end of the designated period is determined by multiplying the number of naked rights held by such participant by the market value of one naked right on such date.

Performance Shares (Plan IV)

         Employees of the Company also may receive performance share awards pursuant to Plan IV of the Program. The granting of performance shares gives the recipient thereof the right to receive a specified number of shares of Common Stock of the Company contingent upon the achievement of specified performance objectives within a specified award period. In lieu of some or all of said shares, the Program Administrators may distribute cash in an amount equal to the fair market value thereof on the business day next preceding the date of payment. The duration of the award period is determined by the Program Administrators but cannot be less than one year nor more than five years. If the participating individual dies or terminates his position with the Company prior to the close of an award period, any performance share granted to him for the period is forfeited. A participating employee may not transfer or assign a performance share.

Adjustments to Number and Purchase Price of Shares

         In the event of a merger, reorganization, stock dividend, stock split or any other transaction affecting the number or kind of outstanding shares of Common Stock of the Company, the number and kind of shares allocated to unexercised stock options, appreciation rights and performance shares shall be appropriately and proportionately adjusted, as shall the maximum number and kind of shares which may be granted under the Program. Corresponding adjustments will be made in the price per share for shares covered by outstanding options and appreciation rights so that the aggregate purchase price does not change.

Amendment or Termination of the Program

         The Program shall terminate 10 years from the date it was adopted by the Board of Directors of the Association, and no stock options, stock appreciation rights or performance shares shall be granted under the Program after that date. The Program Administrators may amend or revise the terms of the Program, provided that no amendment or revision shall (i) increase the maximum aggregate number of shares covered by the Program, except to the extent described under "Adjustments to Number and Purchase Price of Shares" above; (ii) permit the exercise price of any option to be less than the fair market value of the Common Stock on the date of grant; (iii) increase the stated maximum term for any option, stock appreciation rights or performance shares; or (iv) expand the class of persons eligible to participate in the Program. In addition, no amendment, suspension or termination of the Program shall, without the consent of the employee who has received an option, stock appreciation right or performance share, alter or impair any of that employee's rights or obligations under any option, stock appreciation right or performance share granted under the Program prior to such amendment, suspension or termination.

                 (3) The Program is not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

                 (4) The Program is administered by a committee composed of not less than three outside directors of the Company as determined by the Board of Directors of the Company. The Program Administrators shall serve as such until they resign or are replaced by the Board of Directors of the Company. The Program Administrators have absolute discretion to determine the employees to whom options, stock appreciation rights and performance shares shall be granted under the Program and to determine the number of shares subject to each option, stock appreciation right and performance share. Subject to the provisions of the Program, the Program Administrators also have absolute discretion to determine the terms on which such options, stock appreciation rights and performance shares are to be granted, to interpret the Program, and to make all other determinations necessary or advisable for the administration of the Program.

                 Participants in the Program may obtain additional information about the Program and its administrators by contacting James B. Davis, President and Chief Executive Officer, 2013 Live Oak Blvd.St. Cloud, Florida 34771-8462, telephone (407) 892-1200.

         (b)     Securities to be Offered.

                 An aggregate of 241,500 shares of authorized but unissued Common Stock of the Company has been reserved for issuance pursuant to the Program, subject to modification or adjustment to reflect changes in the Company's capitalization, as discussed above. See " -- Adjustments to Number and Purchase Price of Shares."

         (c)     Persons Who May Participate in the Amended Plan.

                 All officers and full-time employees of the Company are eligible to be granted stock options, stock appreciation rights and performance share awards under the Program. Directors who are not full-time, salaried employees of the Company are only eligible to participate in Plan II of the Company. Stock options, stock appreciation rights and performance share awards may be granted to those employees who, in the determination of the Program Administrators, are largely responsible through their judgment, ability and special efforts for the successful conduct of the operation of the Company.

         (d) Purchase of Securities Pursuant to the Amended Plan and Payment for Securities Offered.

                 The Program is noncontributory, and neither employees of the Company nor the Association may elect to participate in the Program. Stock options, stock appreciation rights and performance share warrants may be granted from time to time in the determination of the Program Administrators.

                 The option price per share for incentive stock options granted under the Program may not be less than the fair market value of the Common Stock on the date of grant. The option price per share for compensatory stock options may be below the fair market value of the Common Stock on the date of grant. Payment for shares purchased under the Program may be made either in cash or, at the sole discretion of the Program Administrators, by exchanging shares of Common Stock of the Company with a fair market value equal to the option price or shares of Common Stock of the Company with a fair market value less than the total option price plus cash for any difference.

         (e)     Resale Restrictions.

                 The Program provides that shares of Common Stock shall not be issued with respect to any option granted under the Program unless the exercise of that option and the issuance and delivery of those shares pursuant to that exercise complies with all relevant provisions of state and federal law including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and it shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators also may require an employee to whom an option has been granted under the Program to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restriction imposed by law, legend, condition or otherwise, that the shares are being purchased only for investment and without any present intention to sell or distribute the shares in violation of any state or federal law, rule or regulation. The Program also provides that each optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability as required by law or by the Program.

         (f)     Federal Income Tax Consequences.

                 Under current provisions of the Code, the federal income tax treatment of incentive stock options and compensatory stock options is substantially different. As regards incentive stock options, an optionee who does not dispose of the shares within two years after the option was granted, or within one year after the option was exercised, will not recognize income at the time the option is exercised, and no federal income tax deduction will be available to the Company at any time as a result of such grant or exercise. If stock acquired pursuant to an incentive stock option is disposed of before the holding periods described above expire, then the excess of the fair market value (but not in excess of the sales proceeds) of such stock on the option exercise date over the option price will be treated as compensation income to the optionee in the year in which such disposition occurs and, if it complies with applicable withholding requirements, the Company will be entitled to a commensurate income tax deduction. Any difference between the sales proceeds and the fair market value of the stock on the option exercise date will be treated as a long-term capital gain or loss if the shares were held more than one year after the option exercise date. However, the excess of the fair market value of the stock subject to an incentive stock option on the date such option is exercised over the exercise price of the option will be treated as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. For alternative minimum tax purposes, an individual's alternative minimum taxable income ("AMTI") is increased at the time an incentive stock option is exercised by an amount equal to the excess of the fair market value of the stock received at the time the option is exercised over the exercise price of the option.

         With respect to compensatory stock options, the difference between the fair market value on the date of exercise and the option exercise price generally will be treated as compensation income upon exercise, and the Company will be entitled to a deduction in the amount of income so recognized by the optionee. Upon a subsequent disposition of the shares, the difference between the amount received by the optionee and the fair market value on the option exercise date will be treated as long- or short-term capital gain or loss, depending on whether the shares were held more than one year.

         No federal income tax consequences are incurred by the Company or the holder of a stock appreciation right at the time such right is granted. Upon the exercise of a stock appreciation right, the holder will realize income for federal income tax purposes equal to the amount received by him, whether in cash, shares of stock or both, and the Company will be entitled to a deduction for federal income tax purposes in the same amount.

         No federal income tax consequences are incurred by the Company or the participating employee at the time a performance share is granted. However, if the specified performance objectives are met, the individual will realize ordinary income at the end of the award period equal to the amount of cash or the fair market value of the stock received by him. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount.

         The above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

         (g)     Investment of Funds.

                 Not applicable.

         (h)     Withdrawal from the Program; Assignment of Interest.

                 Not applicable.

         (i)     Forfeitures and Penalties.

                 Not applicable.

         (j)     Charges and Deductions and Liens Therefor.

                 If the granting or the exercise of an option is subject to withholding tax, the Company is authorized under the Program to withhold (or cause the appropriate Subsidiary to withhold) from the recipient's salary or other cash consideration such sums of money as are necessary to pay the recipient's withholding tax. The Program provides that if the Company determines that withholding tax or other withholding liabilities under any state or federal law is necessary or desirable then the exercise of the option, stock appreciation right or performance share shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         This Prospectus incorporates certain documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934. These reports may be obtained, without charge, upon written or oral request, by any person to the Company at 2013 Live Oak Boulevard, St. Cloud, Florida 34771-8462, telephone (407) 892- 1200, Attn: James B. Davis, President and Chief Executive Officer.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1995; and

         (c) The information under "Description of Capital Stock" contained in the Registration Statement on Form S-1 (Registration No. 33-79472) filed by the Company with the Securites and Exchange Commission.

         All reports and other documents filed by the Company subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be considered a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 607.0850, Florida Statutes, grants a corporation the power to indemnify its directors, officers, employees, and agents for various expenses incurred resulting from various actions taken by its directors, officers, employees, or agents on behalf of the corporation. In general, if an individual acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the action was unlawful, then the corporation has the power to indemnify said individual who was or is a party to any proceeding (including, in the absence of an adjudication of liability (unless the court otherwise determines), any proceeding by or in the right of the corporation) against liability expenses, including counsel fees, incurred in connection with such proceeding, including any appeal thereof (and, as to actions by or in the right of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof). To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any proceeding, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

         Any indemnification in connection with the foregoing, unless pursuant to a determination by a court, shall be made by the corporation upon a determination that indemnification is proper in the circumstances because the individual has met the applicable standard of conduct. The determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding; (ii) by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding; (iii) by independent legal counsel selected by the board of directors or such committee; or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, then the directors or the committee shall evaluate the reasonableness of expenses and may authorize indemnification. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

         Section 607.0850 also provides that the indemnification and advancement of expenses provided pursuant to that Section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses may not be made if a judgment or other final adjudication established that the individual's actions, or omissions to act, were material to the cause of action so adjudicated and constitute (i) a violation of the criminal law (unless the individual had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful); (ii) a transaction from which the individual derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of
Section 607.0834 are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor in a proceeding by or in the right of a shareholder. Indemnification and advancement of expenses shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person, unless otherwise provided when authorized or ratified.

         Section 607.0850 further provides that unless the corporation's articles of incorporation provide otherwise, then notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (i) the individual is entitled to mandatory indemnification under Section 607.0850 (in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses); (ii) the individual is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power under Section 607.0850; or (iii) the individual is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether the person met the standard of conduct set forth in Section 607.0850. Further, a corporation is granted the power to purchase and maintain indemnification insurance.

         Article VI of the Company's Bylaws provides for indemnification of the Company's officers and directors and advancement of expenses. Among other things, indemnification is granted to each person who is or was a director, officer or employee of the Company and each person who is or was serving at the request of the Company as a director, officer or employee of another corporation to the full extent authorized by law. Article VI of the Company's Bylaws also sets forth certain conditions in connection with any advancement of expenses and provision by the Company of any other indemnification rights and remedies. The Company also is authorized to purchase insurance on behalf of any person against liability asserted whether or not the Company would have the power to indemnify such person under the Bylaws. Pursuant to such authorization, the Company has purchased directors and officers liability insurance, although there is no assurance the Company will continue to maintain such coverage and, if so, the amount of the coverage so maintained.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.     EXHIBITS.
- ------      --------
    4.1     F.F.O. Financial Group, Inc. Key Employee Stock Compensation Program.

    5.1     Opinion of Smith, Mackinnon, Greeley, Bowdoin & Edwards, P.A.

   21.1     Subsidiaries (previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference).

   23.1     Consent of Smith, Mackinnon, Greeley, Bowdoin & Edwards, P.A. (contained in Opinion filed as Exhibit
            5.1).

   23.2     Consent of Hacker, Johnson, Cohen & Grieb, independent certified public accountants.

   24.1     Power of Attorney (included on page II-5 hereof).


ITEM 9.  UNDERTAKINGS.

         The Company will:

                 (a) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                          (1)     Include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (2)     Reflect in the prospectus any facts or events
which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

                          (3)     Include any additional or changed material
information on the plan of distribution.

                 (b) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                 (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Cloud, State of Florida, on this 23rd day of August, 1996.

                                        F.F.O. FINANCIAL GROUP, INC.




                                        By:  /s/  Alfred T. May
                                           -------------------------------
                                             Alfred T. May
                                             Chairman of the Board



                                        By:  /s/  James B. Davis
                                           -------------------------------
                                             James B. Davis
                                             President and Chief
                                             Executive Officer



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred T. May and James B. Davis, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might and could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated.



/s/  Alfred T. May                Chairman of the Board                     August 23, 1996
- -----------------------------
Alfred T. May


/s/  James B. Davis               President and Chief Executive             August 23, 1996
- -----------------------------     Officer and Director
James B. Davis


/s/  Phyllis A. Elam              Senior Vice President and Chief           August 23, 1996
- -----------------------------     Financial Officer (Principal
Phyllis A. Elam                   Financial and Accounting Officer)



/s/  Donald Sherwood Brown        Director                                  August 23, 1996
- -----------------------------
Donald Sherwood Brown, D.V.M.


/s/  William R. Hough             Director                                  August 23, 1996
- -----------------------------
William R. Hough


/s/  Edward Allen Moore           Director                                  August 23, 1996
- -----------------------------
Edward Allen Moore


/s/  Mildred W. Pierson           Director                                  August 23, 1996
- -----------------------------
Mildred W. Pierson